Exhibit 4.2


                               FACTUAL DATA CORP.
                  1999 EMPLOYEE FORMULA AWARD STOCK OPTION PLAN


       DEFINITIONS

      "Affiliate" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise; provided, however, that the Board may exclude any Affiliate from the Plan.

      "Anniversary Date" is defined in Section 5 of the Plan.

      "Board" means the Board of Directors of the Company.

      "Committee" means the Compensation Committee of the Company which is comprised of two or more directors designated by the Board; provided, however, that no director shall serve as a member of the Committee unless he or she is a "Non-Employee Director" within the meaning of such Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

      "Common Stock" means the common stock of the Company.

      "Company" means Factual Data Corp., a Colorado corporation.

      "Compensation" means all gross earnings and commissions, including payments for overtime, shift premium, incentive compensation, incentive payments, and other compensation, but excluding all bonuses.

      "Eligible Employee" is defined in Section 4.

      "Exercise Notice" means the form of notice attached hereto as Exhibit B by which a Participant elects to exercise an Option granted pursuant to this Plan.

      "Exercise Price" means the Market Value of the Company's Common Stock as of the date of grant of an Option pursuant to the Plan, subject to adjustment at a later date pursuant to the Plan.

      "Longevity Period" means the number of years in which an Eligible Employee has been employed with the Company or its Affiliates as of any particular Anniversary Date. Employment for over one-half of a year shall be considered to be a full year of employment for purposes of determining the Longevity Period.

      "Market Value" shall mean, as of any date, the value of Common Stock determined as follows:


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      (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

      (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

      (3) In the absence of an established market for the Common Stock, the Market Value thereof shall be determined in good faith by the Board or the Committee.

      "Option" means a non-qualified stock option issued pursuant to the terms of the Plan.

      "Participant" shall mean an Eligible Employee who has been granted an Option pursuant to the Plan.

      "Plan" means this Factual Data Corp. 1999 Employee Formula Award Stock Option

Plan.

      "Stock Option Agreement" means the agreement attached hereto as Exhibit A which evidences an Option issued under the Plan.

      SECTION 1. Purpose of the Plan. The purpose of the Plan is to encourage ownership of in the Common Stock of the Company by eligible employees of the Company and its Affiliates and to provide increased incentive for such employees to render services and to exert maximum effort for the business success of the Company. In addition, the Company expects that the Plan will further strengthen the identification of employees with the stockholders. Options to be granted under this Plan are not intended to qualify as incentive stock options under the Code. References to the "Company" in the Plan shall also include its Affiliates when appropriate.

      SECTION 2. Administration of the Plan.

      (A) Board or Committee Administration. The Plan shall be administered by the Board or the Committee if the Board delegates administration of the Plan to the Committee.

      (B) Committee Action. If the Plan is administered by the Committee, it shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members that are present. Any decision or determination reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Board or Committee may designate the Secretary of the Company or other Company employees to assist the Board or the Committee in the administration of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Board or the Committee and the Company.

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      (C) Full Discretion. The Board or the Committee, as the case may be, shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Committee shall be final and binding upon all parties.

      SECTION 3. Stock Reserved for the Plan. Subject to adjustment as provided in Section 6(J) hereof, the aggregate number of shares of Common Stock that may be optioned under the Plan is 100,000. The Shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the Options granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full, the shares theretofore subject to such Option may again be made subject to an Option under the Plan.

      SECTION 4. Eligibility. The persons eligible to participate in the Plan as a recipient of Options ("Eligible Employee") shall include only employees of the Company or its designated Affiliates at the time the Option is granted who meet the following conditions:

      o The employee has been employed with the Company or one of its designated Affiliates for at least one year; and

      o The employee works for the Company or one of its designated Affiliates full-time. For purposes of this Plan, the term "full-time" shall mean that the employee worked for the Company or one of its designated Affiliates an average of at least 35 hours per week for the preceding year (excluding any Company allowed holidays, vacation days or sick days).

      Full-time employees of companies acquired by the Company or one of its Affiliates will become eligible to participate in the Plan at the beginning of the month which is at least 60 days after the closing date of the acquisition; provided, however, that such employee has completed one year of employment (such one year period shall include time employed by both the acquired company and the Company).

      SECTION 5. Grant of Options. Upon each Eligible Employee executing the Stock Option Agreement attached hereto as Exhibit A, but subject to all limitations and conditions in this Plan, including the number shares of Common Stock authorized to be issued under this Plan, each Eligible Employee may, at the discretion of the Board or Committee, annually be granted an Option to purchase Common Stock beginning on the first day of the month following both adoption of this Plan by the Shareholders of the Company and the registration of the Plan under the Securities Act of 1933 (the "Anniversary Date").

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      SECTION 6. Terms and Conditions.

      (A) Number of Shares. Unless revised by the Board, the number of shares of Common Stock underlying the Options granted on each Anniversary Date to Eligible Employees shall be the sum of:

          (a) The quotient of (i) the Eligible Employee's Compensation for the 12 months preceding the Anniversary Date multiplied by 10%, divided by (ii) the Market Value; plus

          (b) The product of (i) 10% of the quotient obtained in (a) above, multiplied by (ii) the Longevity Period.

      By way of example, assume the following facts:

      o John Doe (an Eligible Employee) has Compensation of $27,000 for the 12 months preceding an Anniversary Date;

      o     the Market Value of the stock is $9.00 per share;

      o John Doe has been employed with the Company for two years and seven months; therefore, his Longevity Period is three years; and

      o ample shares unencumbered by existing Options authorized for issuance under the Plan remain, and there are no other terms or conditions of the Plan which would disallow the grant of an Option.

      Based on the above, John Doe would be granted an Option to purchase 390 shares calculated as follows:

                 ($27,000 x 0.10)/$9.00 =      300
                 (300 x 0.10) x3        =       90
                                               ---
                    Total Shares               390

      Fractional shares will not be issued and will be rounded down to the nearest whole number.

      If the number of shares of Common Stock unencumbered by existing Options is not sufficient to cover Options to be granted to all Eligible Employees at any particular Anniversary Date, then the Options for that Anniversary Date shall be proportionately reduced for each Eligible Employee. Notwithstanding anything to the contrary, the Board shall have the right to either terminate the Plan or indefinitely suspend or cancel all future grants of Options (including for the current Anniversary Date). If the Plan is suspended, the Board may reinstate the Plan and grant any suspended Options, in its sole discretion. The Board shall have the right, at any time and in its sole discretion, to revise the formula set forth in this Section 6(A).

      (B) Option Period. The Board or Committee shall promptly notify the Eligible Employee of an Option grant and the Stock Option Agreement shall promptly be executed and

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delivered by and on behalf of the Company and the Eligible Employee. The date of grant shall be the date the Option is actually granted by the Board or Committee, even though the Stock Option Agreement may be executed and delivered by the Company and the Eligible Employee after that date. Each Stock Option Agreement shall provide that the Option expires 10 years from the date of grant unless terminated sooner pursuant to the Plan.

      (C) Exercise Price and Period. Shares of Common Stock underlying each Option may be purchased at the Exercise Price. Options shall vest and become exercisable to the extent of 20% of the total number of shares underlying the Option upon the first anniversary of the date the Option was granted. Each Option shall vest an additional 20% of the total number of shares underlying the Option upon each successive anniversary until the Option becomes fully vested on the fifth anniversary from the date of grant. To the extent a Participant does not purchase in full the number of shares which he or she is entitled to purchase, he or she may purchase then vested and unexercised shares until the term of such Option expires; provided, however, that a Participant may only request exercise of Options issued pursuant to this Plan twice in any 12 month period, except that a Participant or his or her legal representative may exercise Options upon termination of employment or upon disability, death or retirement notwithstanding the foregoing limitation.

      (D) Procedure for Exercise. Options shall be exercised by the delivery of an Exercise Notice to the Secretary of the Company setting forth the number of shares with respect to which the Option is being exercised. The Exercise Notice shall be accompanied with payment which may be made in the following manner:

          (a) in cash or certified check, cashier's check or money order payable to the order of the Company;

          (b) by delivery to the Company of irrevocable instructions to a broker to deliver to the Company within three days the amount of the proceeds of the sale of all or a portion of the shares or of a loan from the broker to the Participant necessary to pay the exercise price and/or tax withholding liability; or

          (c) by surrendering shares of Common Stock of the Company all ready owned by Participant which are equal to the corresponding Exercise Price and/or tax withholding liability ("Stock Swap"), but only if the Board or Committee, in its sole discretion, authorizes the exercise of this Option by Stock Swap upon receipt of the Participant's Exercise Notice indicating his or her request for Stock Swap. If the Board or Committee authorizes such Stock Swap, it may provide for such terms and conditions upon such Stock Swap as it deems appropriate, including whether such Stock Swap may be made by attestation, which attestation shall be in the form determined by the Board or the committee, or by actual delivery of such shares.

      Subject to Section 11, as promptly as practicable after receipt of an Exercise Notice and payment, the number of shares with respect to which such Option has been so exercised shall be issued and held on deposit with a qualified securities broker-dealer or financial institution (both hereafter referred to as a "Financial Institution") for the Participant. Shares as held by such Financial Institution shall be registered in the Participant's name or such other name as the

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Participant directs. Delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Financial Institution, or when such stock transfer agent electronically processes such transfer.

      (E) Termination of Employment. If a Participant ceases to be employed by the Company for any reason other than death, disability or retirement, any Option issued under this Plan which is exercisable on the date of such termination of employment shall expire 90 days after the date of such termination of employment; provided, however, that in no event may an Option be exercised after its expiration under the terms of the Stock Option Agreement and the Plan.

      (F) Disability, Death or Retirement of Participant. In the event of the disability, death or retirement of a Participant under the Plan while he or she is employed by the Company, the Options issued under the Plan to him or her may be exercised (to the extent the Option was exercisable at the date of disability, death or retirement) at any time and from time to time, within a twelve-month period after such determination of disability or the death or retirement of a Participant, by the Participant or his or her legal representative or representative of his or her estate, but in no event may an Option be exercised after its expiration. A Participant shall be deemed to be disabled if, in the opinion of a physician selected by the Board or Committee, he or she is incapable of performing services for the Company of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician. A Participant shall be deemed to have retired when he or she terminates employment with the Company on or after his or her sixtieth (60th) birthday.

      (G) No Assignment. Options shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution. During the lifetime of a Participant, an Option shall be exercisable only by the Participant.

      (H) No rights as Stockholder. No Participant shall have any rights as a stockholder with respect to shares covered by an Option until the date of issuance of stock certificates to him or her with respect to the exercise of an Option as provided in clause (D) above.

      (I) Extraordinary Corporate Transactions. The existence of outstanding Options or this Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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      (J) Change in Control

          (a) Discontinuation of the Plan. The Plan shall be discontinued in the event of the dissolution or liquidation of the Company or in the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization and no plan or agreement respecting the Reorganization is established which specifically provides for the continuation of the Plan and the change, conversion, or exchange of the Common Stock relating to existing Options under this Plan for securities of another corporation. Upon the dissolution of the Plan in connection with an event described in this subsection (a), all Options shall become fully vested, unrestricted and immediately exercisable by the holder thereof. Any Options granted under the Plan may be terminated as of a date fixed by the Board, provided that no less than 20 days written notice of the date so fixed shall be given to each Participant and each such Participant shall have the right during such period to exercise all or any portion of such Options.

          (b) Continuation of the Plan Upon a Reorganization. In the event of a Reorganization (as hereinafter defined) (i) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, and (ii) with respect to which there is a reorganization agreement which undertakes to continue the Plan and to provide for the change, conversion or exchange of the Stock attributable to outstanding Options for securities of another corporation, then the Plan shall continue and the Board shall adjust the shares under such outstanding Options (and shall adjust the shares remaining under the Plan which are then to be available for the grant of additional Options under the Plan, if the reorganization agreement makes specific provisions therefor), in a manner not inconsistent with the provisions of the reorganization agreement and this Plan for the adjustment, change, conversion or exchange of such Options.

      The term "Reorganization" as used in this subsection J shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

          (c) Adjustments and Determinations. Adjustments and determinations under this subsection J shall be made by the Board, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

      (K) Changes in Company's Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, or combination of shares, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any Options theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

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      SECTION 7. Amendments or Termination. The Board may amend, alter or discontinue the Plan at any time, but no amendment or alteration shall be made which would impair the rights of any Participant with respect to outstanding Options, without his or her consent.

      SECTION 8. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

      SECTION 9. Purchase for Investment. Unless the Options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an Option under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

      SECTION 10. Withholding Taxes.

          (a) Upon exercise of an Option, a Participant, his beneficiaries, or his estate shall pay all amounts to the Company which the Company deems appropriate for the withholding of any taxes required in connection with the exercise of Options granted under this Plan.

          (b) Pursuant to the terms of Section 6(D)(c), any Participant may pay all or any portion of the taxes required to be withheld by the Company or paid by him in connection with the exercise of an Option by delivering previously owned shares of Common Stock having a Market Value equal to the amount required to be withheld or paid. A Participant must make the foregoing election on or before the date that the amount of tax to be withheld is determined. All such elections are irrevocable and subject to disapproval by the Board or Committee. If approved, such elections are subject to such terms and conditions as may be imposed by the Board or Committee.

      SECTION 11. No Right to Company Employment. Nothing in this Plan or as a result of any Option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individuals employment at any time. The option agreements may contain such provisions as the Board or Committee may approve with reference to the effect of approved leaves of absence.

      SECTION 12. Liability of Company. The Company which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

          (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction with the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

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          (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant or other person due to the exercise of any Option granted hereunder.

      SECTION 13. Effectiveness and Expiration of Plan. The Plan shall be effective as of the first day of the month following both the adoption of this Plan by the shareholders of the Company and the registration of the Plan under the Securities Act of 1933. The Plan shall expire 10 years after the effective date unless sooner terminated pursuant to the provisions of this Plan.

      SECTION 14. Non-Exclusivity of the Plan. Neither the adoption by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

      SECTION 15. Governing Law. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the state Colorado and applicable federal law.

      IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by directors of the Company, Factual Data Corp. has caused these presents to be duly executed in its name and behalf by its proper officers thereunto, duly authorized.

__________________________________
J.H.  Donnan, President

ATTEST:


__________________________________
James N.  Donnan
Secretary



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                                                                       EXHIBIT A

                               FACTUAL DATA CORP.
                               ------------------

                             STOCK OPTION AGREEMENT

      THIS AGREEMENT, made this____ day of_________________, by and between FACTUAL DATA CORP. (the "Company"), and (the "Participant");

                             EXPLANATORY STATEMENTS:

      WHEREAS, Participant on the date hereof is an employee of the Company or any one of its Affiliates; and

      WHEREAS, to induce the Participant to continue in his or her employ and to further his or her efforts in its behalf, the Company desires to grant to Participant an option to purchase shares of its Common Stock pursuant to its 1999 Employee Formula Award Stock Option Plan (the "Plan");

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Participant hereby agree as follows:

      1. Grant of Option. The Company hereby grants to the Participant on the date of this Agreement the option to purchase _______ shares of Common Stock of the Company (the "Option Stock") subject to the terms and conditions herein contained and subject to the Plan. This option is intended to be granted as a non-qualified stock option.

      2. Exercise Price. During the term of this option, the purchase price for the shares of Option Stock granted herein is $ ______ per share ("Exercise Price"), subject only to adjustment of such price as provided in the Plan.

      3. Exercisabilitv and Term of Option. This option shall vest and become exercisable to the extent of 20% of the total number of shares of Option Stock specified in Paragraph 1 of this Agreement upon the first anniversary of the date this option was granted, which shall be the date above written. This option shall vest an additional 20% of the total number of shares of Option Stock upon each successive anniversary of the date the option is granted until the fifth anniversary date at which time the total number of shares of Option Stock shall have vested. To the extent the Participant does not purchase in any option year the full number of shares which he or she is entitled to purchase in that year, he or she may purchase the same in any succeeding year until the term of such option shall expire. This option shall terminate ten years from the date this option is granted unless terminated earlier by reason of the Participant's death, disability or termination of employment as provided in more detail in
Section 6(E) and (F) of the Plan and Paragraph 12 of this Agreement.

      4. Personal Exercise by Participant. This option shall, during the lifetime of the Participant, be exercisable only by him or her and shall not be transferable by the Participant, in whole or in part, other than by will or by the laws of descent and distribution.

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

This option shall not, voluntarily or involuntarily, be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

      5. Manner of Exercise of Option. The option evidenced by this Agreement may be exercised by the Participant (or by his or her permitted successor or successors) by giving written notice in the form of the notice attached hereto (the "Exercise Notice") to the Company at its principal place of business of an election to exercise such option. The Exercise Notice shall specify the number of shares of Option Stock to be purchased and shall include payment of the Exercise Price:

            (a) in cash or certified check, cashier's check or money order payable to the order of the Company; or

            (b) by delivery to the Company of irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Participant necessary to pay the exercise price and/or tax withholding liability; or

            (c) by surrendering shares of Company common stock all ready owned by Participant the fair market value of which is equal to the corresponding Exercise Price and/or tax withholding liability ("Cashless Exercise"), but only if the Board of Directors, or a committee thereof, in their sole discretion, authorizes the exercise of this option by Cashless Exercise upon receipt of the Participant's Exercise Notice indicating his or her request for Cashless Exercise, and subject to such terms and conditions as the Board of Directors, or a committee thereof, may impose.

      Subject to Section 8, upon payment of the full purchase price for the shares to be purchased, shares for the Option Stock so purchased shall be held on deposit with a Financial Institution for the Participant.

      6. Rights as a Shareholder. The Participant or a transferee of this option shall have no rights as a shareholder with respect to any Option Stock until the date of the issuance of such shares and their deposit with the Financial Institution. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are so issued and deposited.

      7. Stock Option Plan. The option evidenced by this Agreement is granted pursuant to the Plan, a copy of which is attached hereto and hereby made a part of this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Agreement, and, in the event of any question as to the construction of this Agreement or of a conflict between the Plan and this Agreement, the Plan shall govern.

      8. Withholding Taxes. Subject to Section 5(c), upon the exercise of this option, Participant, his beneficiaries or his estate shall pay to the Company all amounts the Company deems appropriate for the withholding of any taxes required in connection with this option.

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      9. Investment Purpose and Risks. (a) As a condition to the issuance by the
Company of Option Stock pursuant to this Agreement, the Participant, if required by the Company, shall (a) represent that the shares of Option Stock are being acquired for investment and not with a present intention of selling or otherwise distributing and to make such other representations as may be necessary in order to comply with federal and applicable state securities laws or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Participant shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws. The Company reserves the right to place a legend on any stock certificate issued pursuant to the exercise of this option to assure compliance with the foregoing.

          (b) Participant acknowledges that (i) an investment in the Option Stock involves significant risks and may represent an illiquid investment, (ii) the Participant is able to bear the economic risks of an investment in the Option Stock and is able to maintain his or her investment in the Option Stock for an indefinite period of time, and (iii) Participant could bear a total loss of the investment.

          (c) Participant has reviewed and understood the latest information incorporated by reference in paragraph 10 of this Agreement and is aware that he or she is afforded an opportunity to discuss matters pertinent to an investment in the Option Stock with the Company upon exercise.

          (d) Participant has such knowledge and experience in financial business matters to enable Participant to evaluate the merits and risks of an investment in the Option Stock. Participants without such knowledge and experience are strongly encouraged to consult with a financial, tax or legal advisor before investing in the Option Stock.

      10. Documents Delivered and Incorporated by Reference. Participant acknowledges receipt of the Plan and the Company's Prospectus dated ________. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Agreement (such as, but not limited to, all reports on Forms 10-KSB, 10-QSB and 8-K) shall be deemed to be incorporated in this Agreement by reference and to be a part hereof from the date of filing such documents.

      The Company will provide without charge to the Participant, on the written or oral request of Participant, a copy of any and all of the incorporated documents referred to above. Written requests or oral requests by telephone for such copies, or additional information about the Plan, should be directed to Jeff Koenig, Human Resources, Factual Data Corp., 5200 Hahns Peak Drive, Loveland, Colorado 80538. In addition, all incorporated documents referred to above can be reviewed and obtained from the Securities and Exchange Commission's web site located at http://www.sec.gov.

      11. Compliance with Securities Laws. This option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Option Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Option Stock thereunder, such option may

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

not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors or committee thereto. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

      12. Termination of Employment. In the event the Participant shall cease to be employed by the Company for reasons other than death, disability or retirement on or after reaching the age of sixty (60), this option shall terminate (notwithstanding Paragraph 3 of this Agreement) as of the date three months after the date of termination of employment; provided, however, that in no event can this option be exercised after its expiration date. In the event the Participant shall cease to be employed by the Company for reasons of death, disability or retirement on or after reaching the age of sixty (60), this option shall terminate (notwithstanding Paragraph 3 of this Agreement) as of the date 12 months after the date of death, retirement or determination of disability; provided, however, that in no event can this option be exercised after its expiration date. This option shall be exercisable as provided above only to the extent the option was exercisable on the date of termination, death, retirement or determination of disability but had not previously been exercised.

      13. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and any successor or successors of the Participant permitted by Paragraph 4 above.

      IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement in the manner appropriate to each, as of the day and year first above written.

                                           FACTUAL DATA CORP.


                                           By:
                                              -------------------------------
                                              J.H.  Donnan, President


      I have reviewed the prospectus as provided by the Company and have resolved any questions I may have had regarding the information contained therein.

                                           PARTICIPANT


                                           __________________________________
                                           Print Name:
                                                      -----------------------



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